EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Steve Sturgeon
QLogic Corporation
Phone: 949/389-6268
steve.sturgeon@qlogic.com

Investor’s Contact:
Michael Roe
QLogic Corporation
Phone: 949/389-6440
michael.roe@qlogic.com

QLOGIC REPORTS FOURTH QUARTER
AND FISCAL YEAR 2003 RESULTS
Revenues and Net Income Reach Record Levels

Aliso Viejo, Calif., April 29, 2003 – QLogic Corporation (Nasdaq:QLGC), the company that powers storage area networks (SANs), announced today its financial results for the fourth quarter and fiscal year ended March 30, 2003.

Revenues for the fourth quarter were a record $120.6 million, up 6% sequentially from $114.2 million in the December 2002 quarter. Fourth quarter pro forma net income increased 9% from the previous quarter to a record $31.1 million, or $0.33 per share on a diluted basis, compared to $28.5 million, or $0.30 per share on a diluted basis.

Revenues for the fourth quarter of $120.6 million increased 31% from the $92.3 million reported in the comparable quarter last year on a pro forma basis. Fourth quarter pro forma net income of $31.1 million, or $0.33 per share on a diluted basis, increased 47% from $21.1 million, or $0.22 per share on a diluted basis, in the comparable quarter last year.

Revenues on a pro forma basis for the full fiscal year 2003 were a record $444.0 million, up 27% from the $349.7 million reported last year. Pro forma net income for the full fiscal year 2003 was a record $111.9 million, or $1.17 per diluted share, up 40% from the prior year.

The pro forma results are a supplement to financial statements based on generally accepted accounting principles (GAAP). These non-GAAP pro forma results include adjustments primarily for non-cash items associated with sales discounts for stock warrants and merger related stock compensation charges.

QLogic uses pro forma information to evaluate its on-going operating performance. QLogic believes this presentation provides investors with additional insight into its underlying operating results and business trends. A reconciliation between the pro forma and GAAP results is included in the accompanying financial data.

Net revenues on a GAAP basis for the fourth quarter of fiscal year 2003 were a record $120.6 million, and were up 33% from the net revenues of $90.8 million reported in the comparable quarter last year. The Company’s fourth quarter net income on a GAAP basis was up 60% to a record $29.9 million, or $0.31 per diluted share, from the $18.7 million, or $0.20 per diluted share, reported in the prior year. In addition, the Company’s fourth quarter GAAP net income of $29.9 million, or $0.31 per diluted share, increased 9% from the $27.5 million, or $0.29 per diluted share, reported in the December 2002 quarter.

The Company’s net revenues on a GAAP basis for the full fiscal year 2003 were a record $440.8 million, up 28% from the $344.2 million reported last year. Net income on a GAAP basis increased 46% during fiscal year 2003 to a record $103.5 million, or $1.09 per diluted share, from $70.7 million, or $0.74 per diluted share, in the prior year.

“QLogic has again established new records for quarterly revenue and net income. Our total revenues increased 6% sequentially and our net income grew 9% sequentially. The Fibre Channel market combined with our ability to increase market share remain the largest growth drivers for QLogic,” said H.K. Desai, the Company’s chairman, chief executive officer and president. “Fibre Channel revenues for the fourth quarter increased 7% sequentially and 44% on a year over year basis to $86.0 million, which represented 71% of the Company’s total revenue. We are very pleased with our revenue and market share gains, as well as our profitability performance during the current quarter and fiscal year 2003.”

The Company’s balance sheet was again highlighted by an increase in cash and short-term investments, ending the quarter with $643.2 million, an increase of $27.6 million during the quarter.

QLogic’s fourth quarter 2003 conference call is scheduled today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). H.K. Desai, chairman of the board, chief executive officer and president, and Frank Calderoni, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com/company/investor_relations.asp or via CCBN. Phone access to participate in the conference call is available at (913) 981-4900, pass code: 294872.

The quarterly and annual financial information that the Company intends to discuss during the conference call is included in this press release and will be available on the Company’s website at www.qlogic.com/company/investor_relations.asp for 12 months following the conference call. To listen to a webcast replay of the conference call, please visit the Investor Relations section of the Company’s website at www.qlogic.com/company/investor_relations.asp. The webcast replay will be available for 12 months following the conference call. An audio replay of the conference call will also be available through May 16, 2003 by calling (888) 203-1112 or (719) 457-0820, pass code: 294872.

Powered by QLogic

QLogic products are included in servers, workstations, RAID subsystems, tape libraries, disk and tape drives, and delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, Network Appliance, Quantum, Sony, StorageTek and Sun, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. A member of the S&P 500 and NASDAQ 100, QLogic was recently named to Forbes’ Best 200 Small Companies for the fourth consecutive year and was named to Fortune’s 100 Fastest Growing Companies list for the third consecutive year. For more information visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the company’s web site (www.qlogic.com). Any announcement that does not appear on the QLogic web site has not been issued by QLogic.

Disclaimer - Forward Looking Statements

With the exception of historical information, the statements set forth above include forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. QLogic wishes to advise readers that these potential risks and uncertainties relate to, but are not limited to, in no particular order: the introduction of new and changing technologies in our industry and customer acceptance of those technologies; a change in semiconductor foundry capacity or conditions; fluctuations in the growth of I/O markets; fluctuations or cancellations in orders from OEM customers; QLogic’s ability to compete effectively with other companies; cancellation of OEM products associated with design wins; and fluctuations in our operating results and our stock price.

More detailed information on these and additional factors which could affect QLogic’s operating and financial results are described in QLogic’s Forms 10-Q, 10-K and other reports, filed or to be filed with the Securities and Exchange Commission. QLogic urges all interested parties to read these reports to gain a better understanding of the many business and other risks that QLogic faces. Additionally, QLogic undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - PRO FORMA

(Unaudited)
(in thousands, except per share data)

	Three Months Ended			Years Ended

	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2003	2002	2002	2003	2002

Net revenues	$120,565	$114,167	$92,255	$444,037	$349,690
Cost of revenues	41,155	40,908	34,631	159,370	133,005

Gross profit	79,410	73,259	57,624	284,667	216,685
Operating expenses:
Engineering and development	19,830	19,973	16,835	74,480	63,941
Selling and marketing	11,304	10,955	10,176	44,312	38,323
General and administrative	3,636	3,530	3,819	14,011	14,489

Total operating expenses	34,770	34,458	30,830	132,803	116,753

Operating income	44,640	38,801	26,794	151,864	99,932
Interest and other income, net	5,160	5,417	4,616	20,356	19,036

Income before income taxes	49,800	44,218	31,410	172,220	118,968
Income taxes	18,675	15,765	10,267	60,298	39,287

Net income	$31,125	$28,453	$21,143	$111,922	$79,681

Net income per share:
Basic	$0.33	$0.30	$0.23	$1.20	$0.86
Diluted	$0.33	$0.30	$0.22	$1.17	$0.84
Number of shares used in per share computations:
Basic	93,771	93,553	92,939	93,469	92,645
Diluted	95,444	95,231	95,454	95,354	95,126

The above pro forma financial information is based on the Company’s unaudited condensed consolidated financial statements and excludes certain adjustments primarily for non-cash items associated with sales discounts for stock warrants, merger related stock compensation charges, an impairment of an investment in a technology company, and in fiscal year 2002, other acquisition related charges. The Company uses this pro forma information to evaluate its on-going operating performance. QLogic believes this presentation provides investors with additional insight into its underlying operating results and business trends. This presentation is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP pro forma presentations used by other companies.

A reconciliation of the pro forma net income with the Company’s net income determined under generally accepted accounting principles is presented in the following table.

QLOGIC CORPORATION

Reconciliation of Pro Forma Net Income to GAAP Net Income

(Unaudited)
(in thousands)

	Three Months Ended			Years Ended

	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2003	2002	2002	2003	2002

Pro forma net income	$31,125	$28,453	$21,143	$111,922	$79,681

Items excluded from pro forma net income:
Sales discounts for stock warrants	—	—	(1,433)	(3,228)	(5,501)
Acquired in process R&D charges	—	—	(322)	—	(1,124)
Merger related stock compensation charges	(2,071)	(1,567)	(1,385)	(6,773)	(4,619)
Technology company investment impairment	—	—	—	(3,000)	—
Amortization of goodwill and other intangibles	—	—	(572)	—	(2,184)

Impact on income before taxes	(2,071)	(1,567)	(3,712)	(13,001)	(13,428)
Income tax effect	835	627	1,225	4,552	4,473

Impact on net income	(1,236)	(940)	(2,487)	(8,449)	(8,955)

GAAP net income	$29,889	$27,513	$18,656	$103,473	$70,726

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME – GAAP

(Unaudited)
(in thousands, except per share data)

	Three Months Ended			Years Ended

	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2003	2002	2002	2003	2002

Gross revenues	$120,565	$114,167	$92,255	$444,037	$349,690
Stock-based sales discounts	—	—	1,433	3,228	5,501

Net revenues	120,565	114,167	90,822	440,809	344,189
Cost of revenues	41,155	40,908	34,631	159,370	133,005

Gross profit	79,410	73,259	56,191	281,439	211,184
Operating expenses:
Engineering and development	21,901	21,540	18,542	81,253	69,684
Selling and marketing	11,304	10,955	10,176	44,312	38,323
General and administrative	3,636	3,530	4,391	14,011	16,673

Total operating expenses	36,841	36,025	33,109	139,576	124,680

Operating income	42,569	37,234	23,082	141,863	86,504
Interest and other income, net	5,160	5,417	4,616	17,356	19,036

Income before income taxes	47,729	42,651	27,698	159,219	105,540
Income taxes	17,840	15,138	9,042	55,746	34,814

Net income	$29,889	$27,513	$18,656	$103,473	$70,726

Net income per share:
Basic	$0.32	$0.29	$0.20	$1.11	$0.76
Diluted	$0.31	$0.29	$0.20	$1.09	$0.74
Number of shares used in per share computations:
Basic	93,771	93,553	92,939	93,469	92,645
Diluted	95,444	95,231	95,454	95,354	95,126

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)
(in thousands)

	Mar. 30, 2003	Mar. 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$137,810	$76,124
Short-term investments	505,387	416,422
Accounts receivable, net	49,694	38,360
Inventories	19,365	24,758
Deferred income taxes	31,914	27,635
Prepaid expenses and other current assets	4,010	3,345

Total current assets	748,180	586,644
Property and equipment, net	59,813	60,293
Other assets	9,426	23,078

	$817,419	$670,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,301	$15,025
Accrued expenses	51,383	36,007

Total current liabilities	66,684	51,032
Total stockholders’ equity	750,735	618,983

	$817,419	$670,015